UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2020

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39172	80-0103152
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 6, 2020, StoneMor Oregon LLC, StoneMor Oregon Subsidiary LLC and StoneMor Washington, Inc. (collectively, the “Sellers”), wholly-owned indirect subsidiaries of StoneMor Inc. (the “Company”), entered into an Asset Sale Agreement (the “Sale Agreement”) with Clearstone Memorial Partners, LLC (the “Buyer”) to sell substantially all of the Company’s assets in Oregon and Washington, consisting of nine cemeteries, ten funeral establishments and four crematories (the “Assets”). In consideration for the transfer of the Assets pursuant to the Sale Agreement, the Buyer agreed to pay the Sellers a net cash purchase price of $6.2 million, subject to certain adjustments.

The closing of the transactions contemplated by the Sale Agreement is subject to the satisfaction of customary closing conditions, including obtaining all necessary regulatory approvals. The Sale Agreement also includes various representations, warranties, covenants, indemnification and other provisions which are customary for transactions of this nature. The Company anticipates that the transaction will close on or before December 31, 2020.

As previously reported, the Company is a party to a Nomination and Director Voting Agreement dated as of September 17, 2018 (as amended on February 4, 2019 and June 27, 2019, the “DVA”) with Axar Capital Management, LP, certain funds and managed accounts for which it serves as investment manager and its general partner, Axar GP, LLC (collectively, the “Axar Entities”), StoneMor GP Holdings LLC and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC (“ACII” and, collectively with StoneMor GP Holdings LLC, the “ACII Entities”). Under the DVA, and subject to certain limitations, each of ACII and the Axar Entities (a) have the option to designate a specified number of nominees to the Company’s Board of Directors (the “Board”) and (b) are prohibited from taking certain actions during the period specified therein (the “Standstill Period”). On November 3, 2020, the Axar Entities, ACII and the Company entered into the Third Amendment to the DVA (the “Third Amendment”) which clarified that (a) the Standstill Period would not expire as to the ACII Entities when the Axar Entities no longer have the right to nominate any directors or no longer have any of their nominees serving as directors or 30 days after the directors nominated by the Axar Entities delivered notice of immediate resignation from the Board, (b) the Standstill Period would not expire as to the Axar Entities when the ACII Entities no longer have the right to nominate a director or no longer have a nominee serving as a director or 30 days after the director nominated by the ACII Entities delivered notice of immediate resignation from the Board and (c) the resignations of the directors described in Item 5.02 of this Current Report on Form 8-K would not terminate the Standstill Period as to any party.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the Sale Agreement and the Third Amendment, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this current Report on Form 8-K and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 3, 2020, Sierra View Memorial Park, StoneMor California Subsidiary, Inc. and StoneMor California, Inc., all of which are indirect wholly-owned subsidiaries of the Company, completed the previously announced sale of all of the Company’s remaining California properties, consisting of five cemeteries, six funeral establishments and four crematories, pursuant to the terms of an Asset Sale Agreement (the “Yeatman Agreement”) with certain entities owned by John Yeatman and Guy Saxton for a net cash purchase price of $7.1 million, subject to certain adjustments. The Company intends to use $5.7 million of the estimated net proceeds from such sale to redeem an additional $5.6 million of principal amount of its 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 in accordance with the terms of the indenture governing such notes.

The foregoing description of the Yeatman Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Yeatman Agreement, a copy of which was included as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 20, 2020 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07 of this Current Report on Form 8-K, at the Company’s Annual Meeting of Stockholders held on November 5, 2020 (the “Annual Meeting”), the stockholders of the Company approved amendments to the Company’s Certificate of Incorporation to effectuate the declassification of the Board following the Annual Meeting and such amendments became effective on that date. To facilitate the declassification of the Board in a timely manner and as described in the Company’s proxy statement for the Annual Meeting, on November 6, 2020, Spencer E. Goldenberg, Stephen J. Negrotti, Kevin D. Patrick and Joseph M. Redling resigned as directors of the Company, and were then reelected as directors by the remaining directors to serve for terms that will expire at the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Thereafter, Andrew M. Axelrod, Robert B. Hellman, Jr., David Miller and Patricia D. Wellenbach resigned as directors of the Company, and were then reelected as directors by the remaining directors to serve for terms that will expire at the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. As a result, each director will now stand for election annually beginning at the Company’s 2021 Annual Meeting of Stockholders.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 5, 2020, the Company held its Annual Meeting. A total of 108,131,437 shares of the Company’s Common Stock were present or represented by proxy at the Annual Meeting, representing approximately ninety-one and seventy-seven one-hundredths percent (91.77%) of the outstanding Common Stock as of September 14, 2020, the record date for the Annual Meeting.

At the Annual Meeting, seven (7) proposals were submitted for a vote of the Company’s stockholders, each of which was described in greater detail in the Company’s proxy statement for the Annual Meeting. The results of the voting on each proposal is as follows:

Proposal No. 1: The election of Spencer E. Goldenberg, Kevin D. Patrick and Patricia D. Wellenbach as Class I directors for terms that will expire at the Company’s 2023 Annual Meeting and until their successors shall have been duly elected and qualified. The stockholders elected the three (3) directors by the following votes:

Name	For	Withheld	Broker Non-Votes

Spencer E. Goldenberg	95,573,472	1,049,924	11,508,041
Kevin D. Patrick	96,146,969	476,427	11,508,041
Patricia D. Wellenbach	95,945,783	677,613	11,508,041

Proposal No. 2: The stockholders ratified Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2020 by the following votes:

Votes For:	107,713,785
Votes Against:	210,734
Abstentions:	206,918

Proposal No. 3: The stockholders approved the adoption of the StoneMor 2019 Amended and Restated Long-Term Incentive Plan, as amended, by the following votes:

Votes For:	95,164,889
Votes Against:	1,218,631
Abstentions:	239,876
Broker Non-Votes:	11,508,041

P:roposal No. 4: The stockholders, in a non-binding advisory vote, approved the compensation of the Company’s named executive officers as disclosed in the proxy statement by the following votes:

Votes For:	95,666,795
Votes Against:	724,392
Abstentions:	232,209
Broker Non-Votes:	11,508,041

Proposal No. 5: The stockholders, in a non-binding advisory vote, voted to determine the frequency of future advisory votes to approve the compensation paid to the Company’s named executed officers by the following votes:

Votes for Every Year:	96,220,534
Votes for Every Two Years:	47,144
Votes for Every Three Years:	226,554
Abstentions:	129,164

Proposal No. 6: The stockholders did not approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its Common Stock at a reverse stock split ratio of one-for-ten shares by the following votes:

Votes For:	29,433,182
Votes Against:	76,501,704
Abstentions:	2,196,551
Broker Non-Votes:	11,508,041

Proposal No. 7: The stockholders approved amendments to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors by the following votes:

Votes For:	95,894,159
Votes Against:	510,532
Abstentions:	218,705
Broker Non-Votes:	11,508,041

Item 7.01	Regulation FD Disclosure.

On November 9, 2020, the Registrant issued a press release announcing the execution of the Sale Agreement and the closing of the transactions contemplated by the Yeatman Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Registrant pursuant to the Securities Act or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.:

(d)	Exhibits:

Exhibit Number	Description

2.1	Asset Sale Agreement dated as of November 6, 2020 by and among Clearstone Memorial Partners, LLC, StoneMor Oregon LLC, StoneMor Oregon Subsidiary LLC and StoneMor Washington, Inc.

2.2	Third Amendment to Nomination and Director Voting Agreement dated as of November 3. 2020 by and among StoneMor GP LLC, Axar Capital Management, LP, Axar GP, LLC, Axar Master Fund, Ltd., StoneMor GP Holdings, LLC and Robert B. Hellman, Jr., as trustee under the Voting and Investment Trust Agreement for the benefit of American Cemeteries Infrastructure Investors LLC.

99.1*	Press Release dated November 9, 2020.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2020	STONEMOR INC.

	By:	/s/ Austin K. So
Austin K. So
Senior Vice President, Chief Legal Officer and Secretary